Exhibit 10.3

EXCLUSIVE DISTRIBUTOR AGREEMENT

This Exclusive Distributor Agreement ("Agreement") is made and effective on this, the 31 day of March 2021, by and between:

ORION BLISS CORP. (the Company)

Ashdod Kalonite 9-57 Israel 7724233

Marina Konstantinova – president

Telephone: 1-8498593819

Email: orionbliss123456@gmail.com

And

RED HOT PRODUCTS LTD. (the Distributor)

Mary Exeter EX5 1FG

Company No. 6831515 VAT No. 946 7201 13

In consideration of the mutual promises contained herein, the parties agree as follows:

Product	Description	Distributor Price
8003026	MS CL WHIPPED CREAM VIOLET 100 mL	$3.99
8003027	GELATIN 200mL	$4.99
8003028	GLOSS/BRILLIANT 50mL	$3.50
8003029	SILVER SHINE COND 250 mL	$2.99
8003030	SILVER SHINE COND 1000 mL	$5.99
8003031	MS INTEGRITY REBUILDER 500 mL	$7.99
8003032	MS INTEGRITY FIBER SEALANT 500 mL	$3.99
8003034	AGE BENEFIT & MOISTURIZING COND 250 mL	$4.50

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8003035	MS MOISTURE PLUS WHIPPED CREAM 200 mL	$5.50
8003036	MS MOISTURE PLUS SH 300 mL	$3.99
8003037	MS MOISTURE PLUS COND 250 mL	$4.99
8003038	MS CL WHIPPED CREAM COLD BRUNETTE 100 mL	$3.50
8003039	MS CL WHIPPED CREAM WARM BRUNETTE 100 mL	$2.99
8003040	MS CL WHIPPED CREAM VIOLET 100 mL	$5.99
8003041	MS CL WHIPPED CREAM COPPER 100 mL	$7.99
8003042	MS CL WHIPPED CREAM LIGHT RED 100 mL	$3.99
8003043	MS CL WHIPPED CREAM BEIGE BLOND 100 mL	$4.50
8003044	MS CL WHIPPED CREAM COLDEN BLOND 100 mL	$2.99
8003045	MS MOISTURE PLUS SH 1000 mL	$5.99
8003046	MS MOISTURE PLUS COND 1000 mL	$7.99
8003047	MS MOISTURE PLUS HYDRAT LOT 12 TUB 12 mL	$3.99
8003048	MS ACTIVE MILK MASK 250 mL	$4.50
8003049	MS ACTIVE YOGURT MASK 250 mL	$7.00
8003026	VOLUME SPRAY 250M	$7.50
8003028	GLOSS/BRILLIANT 50mL	$7.00
8003029	SILVER SHINE COND 250 mL	$7.50
8003030	SILVER SHINE COND 1000 mL	$8.99
8003032	MS INTEGRITY FIBER SEALANT 500 mL	$5.99
8003033	MSCL WHIPPED CREAM LIGHT RED 50 ML	$3.50
8003040	MS CL WHIPPED CREAM VIOLET 100 mL	$5.99
8003041	MS CL WHIPPED CREAM COPPER 100 mL	$7.99
8003042	MS CL WHIPPED CREAM LIGHT RED 100 mL	$3.99
8003043	MS CL WHIPPED CREAM BEIGE BLOND 100 mL	$4.50
8003044	MS CL WHIPPED CREAM COLDEN BLOND 100 mL	$7.00
8003045	MS MOISTURE PLUS SH 1000 mL	$7.50
8003046	MS MOISTURE PLUS COND 1000 mL	$8.99
8003047	MS MOISTURE PLUS HYDRAT LOT 12 TUB 12 mL	$5.50

1.	Consent – This is an Agreement between Red Hot Products Ltd. (the Distributor) and Orion Bliss Corp. (the Company) to purchase Milk_Shake (products) directly from our Red Hot Products Ltd (the Distributor). This is a legal obligation between Orion Bliss Corp. (The Company) and Red Hot Products Ltd (the Distributor). The Company will purchase from the Distributor.

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2.	Orders Terms of Purchase & Shipment

a. Communications Pursuant to this Distributor Agreement and Orders. Orders shall be made with the Distributor. Company understands that its timely acceptance of orders from Distributor hereunder is an important element of this Agreement. Distributor shall have 10 business days after its receipt the order details. The process to accept, review (or reject for a legitimate business reason) will take 3-5 business days on any order submitted by the Company. Then Distributor shall send the order via their shipmentcompany providing us with the tracking information; the shipment can take up to 3-5 business days. Orion Bliss does not pay shipping costs.
b. Price increase. Company agrees to buy, and Distributor agrees to sell, the Products in accordance with the Prices and Volume Discount Prices set forth in the Table. Such Prices and Volume Discount Prices shall only be subject to increase once per year on each anniversary date of this Agreement, provided (i) Company at least 14 business days written notice days prior written notice of any such increase, and (ii) such increase does not exceed 2% of the preceding year’s Prices and Volume Discount Prices nor the lowest price charged to others for the same Product. Any such change shall not apply for any order(s) accepted prior to the effective date of the increase.
c. Distributor shall package the Products for shipment in accordance with Company instructions. All shipments of Products to the Company in the Territory, and any freight and shipping costs related thereto, will be Distributor’s responsibility. The Company will promptly inspect the Products upon receipt from Distributor’s facility to determine whether any Products included in the shipment are in short supply, defective, or otherwise not in conformance with this Agreement. Within 5 business days of receipt of such Products, Company will notify Distributor of any shortages, defects, or non-conformance, and Distributor will promptly replace such Products free of charge. Title to the Products shall pass to Distributor upon delivery.
d. Terms of purchases. All purchases by Company shall be in accordance with the terms and conditions of this Agreement.
e. Payment. Upon Distributor’s acceptance of any order, the Company shall submit to the Distributer via wire transfer full amount of the total purchase price. The Company will start by purchasing best sellers and our initial investment will be $5,000.
f. Resale of the Products. Company shall be free to resell the Products for price mark up no more than 50%.

3.	To comply with a legal obligation – This is where the Company provides Red Hot Products Ltd. (Distributor) with personal data we need to keep for our legal reasons (e.g. when you make a purchase we need to keep your transaction information to comply with our tax and financial reporting obligations).

4.	Purchases and Sale of the Products

A.	Company agrees to buy Milk_Shake products from the Distributor and Distributor agrees to sell Milk_Shake products to the Company as referred above.
B.	Terms and Conditions of Sale of Products" incorporated herein. This Agreement shall commence on the date first written above and shall continue for 2 year(s) unless terminated earlier as provided herein.
C.	Thereafter, this Agreement shall continue until terminated upon at least (90) days notice by Company or (90) days notice by Distributor.
D.	Termination for Breach. If either party defaults in the performance of any material obligation in this Agreement, then the non-defaulting party may give written notice to the defaulting party and if the default is not cured within thirty (30) days following such notice, the Agreement will be terminated.
E.	Termination for Insolvency by either party shall have the option to terminate this Agreement without notice, (1) upon the institution of actions against the other party for insolvency, receivership or bankruptcy, or any other proceedings for the settlement of other party's debts, (2) upon other party's making an assignment for the benefit of creditors, or (3) upon initiation of dissolution proceedings against the other party.

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5.	Representations
The Distributor and Company, as applicable, made the following representations, warranties, and covenants:
a. Distributor is a company duly organized, validly existing, and in good standing in Israel, is qualified to do business and in good standing in each jurisdiction located within their Territory, and will remain in compliance with all applicable laws and regulations in the conduct of its business and, specifically, in its sale of the Products and provision of any services hereunder.
b. Company is a corporation, duly organized, validly existing, and in good standing in Nevada and is and will remain in compliance with all applicable laws and regulations in the conduct of its business and, specifically, in its sale of the Products.
c. Company warrants and represents that the Products will be free from defects in design, materials, and workmanship and conform any specifications provided.
d. Company has all rights, power, and authority to enter into this Agreement,
e. Company’s execution of this Distributor Agreement, and Company’s performance of its obligations and duties hereunder, do not and will not violate any agreement to which Company is a party or by which it is otherwise bound, and
f. Neither Party is subject to any pending or threatened litigation or governmental action that could interfere with its performance of this Agreement.
g. The terms of this agreement are the binding legal obligation of each Party and are enforceable in accordance with the applicable laws.

6.	All orders for the Products shall be submitted to Company in writing by fax or mail (regular postal mail and other delivery services are acceptable) sent to the attention of the Distributor. All fax orders must be followed up with a written order by mail sent to the attention of the Distributor. All orders received shall be verified by email sent by the Distributor.

7.	Attorney’s fees
Should any action be brought by either party to enforce the provisions of this Agreement, the prevailing party, whether by settlement, adjudication or arbitration, shall have the right to collect reasonable attorneys' fees, expenses and costs from the non-prevailing party.

Entire Agreement

This Agreement constitutes the entire agreement between the Company and the Distributor and supersedes all prior agreements or understandings with respect to the subject matters contained herein. This Agreement shall not be amended, altered or changed except by a written agreement signed by both parties.

The below signed parties hereby acknowledge that they have read and understand the entire Agreement, that they have authority to enter this Agreement on behalf of their respective organizations, and that they have freely and voluntarily executed this Agreement as of the day and year first written above.

Contact

If you have any questions or concerns about how we treat and use your personal data, or would like to exercise any of your rights above, please contact us at

info@red-hotproducts.com

Signed by both parties

Orion Bliss Corp.

Marina Konstantinova (president)

Red Hot Products Ltd.

Rick Holdelm (manager)

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